UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

Merix Corporation

(Exact name of registrant as specified in its charter)

Oregon	0-23818	93-1135197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15725 SW Greystone Court Suite 200 Beaverton, Oregon	97006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 716-3700

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2007, the Board of Directors of Merix Corporation (the “Company”) declared a dividend of one Right for each outstanding share of Common Stock of the Company to shareholders of record at the close of business on November 16, 2007. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock (the “Preferred Stock”) at a Purchase Price of $55, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, as Rights Agent.

Initially, the Rights will be attached to the certificates representing outstanding shares of Common Stock, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten days following a public announcement that (A) a person or group of affiliated or associated persons has acquired, or obtained the right to acquire from shareholders, beneficial ownership of 15 percent or more of the outstanding Common Stock or (B) the Board of Directors of the Company shall declare any person to be an Adverse Person (as described below) (each, an “Acquiring Person”), or (ii) ten days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15 percent or more of such outstanding Common Stock, as such periods may be extended pursuant to the Rights Agreement.

An Adverse Person is any person declared to be an Adverse Person by the Board of Directors upon a determination that such person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of Common Stock which the Board of Directors determines to be substantial (which amount shall be more than 10% of the Common Stock then outstanding) and a determination by at least a majority of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that (i) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (ii) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company’s ability to maintain its competitive position) on the business or prospects of the Company.

Until the Distribution Date, (i) the Rights will be evidenced by and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after November 16, 2007 will contain a legend incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 16, 2017, unless earlier redeemed by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only Common Stock issued prior to the time the Rights become exercisable or issued upon exercise or conversion of rights, warrants, options or convertible securities issued prior to the time the Rights become exercisable will be issued with Rights.

In the event that any person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise, in lieu of Preferred Stock, Common Stock of the Company (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. However, Rights are not exercisable as described in this paragraph until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, if any person becomes an Acquiring Person all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will become null and void.

For example, at an exercise price of $55.00 per Right, each Right not owned by the Acquiring Person (or by certain related parties or transferees) following the event set forth in the preceding paragraph would entitle its holder to purchase $110.00 worth of Common Stock (or other consideration, as noted above) for $55.00. Assuming that the Common Stock had a per share value of $15.00 at such time, the holder of each valid Right would be entitled to purchase 7.33 shares of Common Stock for $55.00.

In the event that, at any time following the Distribution Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which shares of the Common Stock are exchanged for stock or other securities, cash or property, or (ii) 50 percent or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

The Purchase Price payable, and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable upon exercise of the Rights and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock or the Common Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, (iii) if holders of Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iv) upon the distribution to holders of Preferred Stock or Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price or the number of shares of Preferred Stock issuable upon exercise of a Right will be required until cumulative adjustments would require an increase or decrease of at least 1 percent. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time until a determination that any person is an Adverse Person or ten days (or longer if extended pursuant to the terms of the Rights Agreement) after a person otherwise becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, Common Stock or other consideration), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

At any time after a person becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which become void), in whole or in part, at an exchange ratio of one share of Common Stock or common stock equivalents deemed to have the same value as one share of Common Stock, per Right (subject to adjustment).

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

The Preferred Stock will be non-redeemable. The Preferred Stock may rank on a lower priority in respect of the preference as to dividends and the distribution of assets with other classes or series of the Company’s Preferred Stock. Each share of Preferred Stock will be entitled to an aggregate of 100 times the cash and non-cash (payable in kind) dividends and distributions (other than dividends and distributions payable in Common Shares) declared on the Company’s Common Stock. In the event of liquidation, the holders of Preferred Stock will be entitled to receive a liquidation payment in an amount equal to 100 times the payment made per share of Common Stock, plus an amount equal to declared and unpaid dividends and distributions thereon. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount to be distributed per share to Common Stock holders. The dividend and liquidation rights of the Preferred Stock are protected by antidilution provisions. Each share of Preferred Stock will be entitled to 100 votes (subject to certain adjustments) on all matters submitted to the shareholders.

This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information included in Item 1.01 above is incorporated by reference herein. The Rights Agreement, specifying the terms of the Rights, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board of Directors approved an amendment to the Company’s Articles of Incorporation establishing the Series A Preferred Stock and the rights, preferences and privileges thereof. The amendment to the Articles of Incorporation was filed with the Secretary of State of the State of Oregon and became effective on October 16, 2007. The amendment to the Company’s Articles of Incorporation is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference. The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title
3.1	Amendment to Articles of Incorporation establishing Series A Preferred Stock, dated October 16, 2007.

4.1	Rights Agreement dated as of October 16, 2007, between Merix Corporation and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Rights Certificate as Exhibit B.

99.1	Merix Corporation Press Release dated October 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merix Corporation (Registrant)

Date: October 17, 2007	By:	/s/ Kelly E. Lang
		Name:	Kelly E. Lang
		Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1	Amendment to Articles of Incorporation establishing Series A Preferred Stock, dated October 16, 2007.

4.1	Rights Agreement dated as of October 16, 2007, between Merix Corporation and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Rights Certificate as Exhibit B.

99.1	Merix Corporation Press Release dated October 16, 2007.